XL Capital Ltd

XL House

One Bermudiana Road

P. O. Box HM 2245

Hamilton HM JX

Bermuda

Phone: (441) 292-8515

Fax: (441) 292-5280

Press Release

Contact:	David R. Radulski Investor Relations (441) 294-7460	Carol A. Parker Trott Media Relations (441) 294-7290

XL CAPITAL LTD PUBLISHES 2008 GLOBAL LOSS TRIANGLES

HAMILTON, BERMUDA – May 4, 2009 – XL Capital Ltd (“XL” or the “Company”) (NYSE: XL) announced today that it has published its Global Loss Triangles for the year ending 2008.

These documents are available in the Investor Relations section of the Company’s website located at www.xlcapital.com.

XL Capital Ltd, through its operating subsidiaries, is a leading provider of global insurance and reinsurance coverages to industrial, commercial and professional service firms, insurance companies and other enterprises on a worldwide basis.